Exhibit No. 99.1

FOR IMMEDIATE RELEASE	Contacts:	Ben Gong	408-523-2175
		Sarah Norton	408-523-2161

INTUITIVE SURGICAL ANNOUNCES $95.8 MILLION THIRD QUARTER REVENUE, UP 57%

SUNNYVALE, CALIF. October 26, 2006 – Intuitive Surgical, Inc. (NASDAQ: ISRG), the industry leader in surgical robotics, today reported third quarter 2006 revenue of $95.8 million, increasing 57% from $60.9 million for the third quarter of 2005. Higher revenue was driven by increased da Vinci® Surgical System sales and continued growth in recurring revenue.

Third quarter 2006 system revenue increased 56% to $52.4 million from $33.6 million during the third quarter of 2005. Third quarter 2006 instrument and accessory revenue increased 60% to $29.0 million from $18.1 million during the third quarter of 2005. Third quarter 2006 service and training revenue increased 57% to $14.4 million from $9.2 million during the third quarter of 2005.

Revenue for the nine months ended September 30, 2006 totaled $260.1 million, increasing 68% from $155.2 million for the nine months ended September 30, 2005.

	Three Months Ended			Nine Months Ended
	9/30/06	9/30/05	Increase	9/30/06	9/30/05	Increase
Revenue ($Millions)
Systems	$52.4	$33.6	$18.8	$142.9	$83.3	$59.6
Instruments/Accessories	29.0	18.1	10.9	78.4	47.2	31.2
Service/Training	14.4	9.2	5.2	38.8	24.7	14.1

	$95.8	$60.9	$34.9	$260.1	$155.2	$104.9

Third quarter 2006 operating income was $25.7 million compared with $21.0 million for the third quarter of 2005. Operating results for the third quarter of 2006 included $6.9 million of stock compensation expense in accordance with the Financial Accounting Standards Board “SFAS” 123R. Excluding the $6.9 million of non-cash stock compensation expense, third quarter 2006 operating income was $32.6 million, up 55% compared with the third quarter of 2005.

Third quarter 2006 net income, including non-cash stock compensation expense, was $17.3 million, or $0.45 per diluted share. Excluding the impact of stock compensation expenses, third quarter 2006 net income was $21.7 million, or $0.57 per diluted share. Net income for the nine months ended September 30, 2006, including non-cash stock compensation expense, was $48.4 million, or $1.27 per diluted share. Excluding the impact of stock compensation expenses, net income for the nine months ended September 30, 2006 was $60.3 million, or $1.58 per diluted share.

Third quarter earnings before interest, taxes, depreciation, amortization, and non-cash stock compensation expenses (EBITDA) was $35.2 million, up 56% compared to $22.6 million for the third quarter 2005. EBITDA for the nine months ended September 30, 2006 was $97.3 million, up 94% compared to $50.2 million for the nine months ended September 30, 2005.

Intuitive ended the third quarter of 2006 with cash, cash equivalents and investments of $292.3 million, up $48.5 million from the end of the previous quarter and up $89.6 million from December 31, 2005.

Commenting on the announcement, Lonnie Smith, Chairman and CEO of Intuitive Surgical, said, “We are pleased with our third quarter revenue growth and the continued adoption of robotic surgery. Our business continues to generate significant free cash flow while funding rapid revenue growth.”

The company will also announce these results at a conference call today at 1:30 pm PDT. The dial-in numbers for the call are 877-909-3508 for participants located in the U.S. and 517-645-6051 for participants located outside the U.S. The passcode is ISRG and the meeting leader is Mr. Lonnie Smith. To access financial information that will be discussed on the call, please visit Intuitive Surgical’s website at www.intuitivesurgical.com.

About Intuitive’s Products:

The da Vinci® Surgical System consists of a surgeon’s viewing and control console having an integrated, high-performance InSite® 3-D vision system, a patient-side cart consisting of three or four robotic arms that position and precisely maneuver endoscopic instruments and an endoscope, and a variety of articulating EndoWrist® Instruments. By integrating computer-enhanced technology with surgeons’ technical skills, Intuitive believes that its system enables surgeons to perform better surgery in a manner never before experienced. The da Vinci® Surgical System seamlessly and directly translates the surgeon’s natural hand, wrist and finger movements on instrument controls at the surgeon’s console outside the patient’s body into corresponding micro-movements of the instrument tips positioned inside the patient through small puncture incisions, or ports.

The Aesop® Endoscope Positioner is a voice-activated robotic arm that automates the critical task of endoscope positioning, providing the surgeon with direct control over a smooth, precise and stable view of the internal surgical field.

The Hermes® Control Center is a centralized system designed to voice control a series of networked “smart” medical devices.

Intuitive®, da Vinci®, da Vinci® S™ InSite®, EndoWrist®, Hermes®, and Aesop® are trademarks or registered trademarks of Intuitive Surgical, Inc.

About non-GAAP Financial Measures:

To supplement our consolidated financial statements presented in accordance with GAAP, we have presented the following information defined as non-GAAP financial information by the SEC: non-GAAP (pro forma) statements of operations and EBITDA. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Unaudited Reconciliation of GAAP to non-GAAP Condensed Consolidated Statements of Operations” and “Unaudited Earnings Before Interest, Taxes, Depreciation and Amortization Reconciliation” included in this release.

Intuitive’s management believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses that may not be indicative of our core operating results. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing Intuitive’s performance and when planning, forecasting and analyzing future periods.

Intuitive has computed its non-GAAP financial measures using the same consistent method from quarter to quarter. The accompanying tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including the following: timing and success of product development and market acceptance of developed products; regulatory approvals, clearances and restrictions; guidelines and recommendations in the health care and patient communities; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which Intuitive Surgical operates; and unanticipated manufacturing disruptions, delays in regulatory approvals of new manufacturing facilities or the inability to meet demand for products. Words such as “estimate,” “project,” “plan,” “intend,” “expect,” “anticipate,” “believe” and similar expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

INTUITIVE SURGICAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenue:
Products	$81,433	$51,667	$221,312	$130,501
Services	14,399	9,207	38,803	24,743

Total revenue	95,832	60,874	260,115	155,244
Cost of revenue:
Products	26,663	14,769	68,454	39,573
Services	6,936	3,988	18,770	10,664

Total cost of revenue	33,599	18,757	87,224	50,237

Gross profit	62,233	42,117	172,891	105,007

Operating costs and expenses:
Selling, general and administrative	28,578	16,521	79,652	46,659
Research and development	7,979	4,587	21,330	13,087

Total operating costs and expenses	36,557	21,108	100,982	59,746

Income from operations	25,676	21,009	71,909	45,261

Interest and other income, net	3,146	1,430	8,602	3,107

Income before income taxes	28,822	22,439	80,511	48,368
Provision for income taxes	11,559	1,719	32,108	3,760

Net income	$17,263	$20,720	$48,403	$44,608

Basic net income per common share	$0.47	$0.59	$1.32	$1.28

Diluted net income per common share	$0.45	$0.55	$1.27	$1.19

Shares used in computing basic net income per common share	36,875	35,154	36,646	34,820

Shares used in computing diluted net income per common share	38,184	38,013	38,044	37,426

INTUITIVE SURGICAL, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP CONDENSED CONSOLIDATED STATEMENTS

OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three months ended September 30, 2006			Three months ended September 30, 2005
	GAAP	123R Impact	Pro Forma	As Reported
Revenue:
Products	$81,433	$—	$81,433	$51,667
Services	14,399	—	14,399	9,207

Total revenue	95,832	—	95,832	60,874

Cost of revenue:
Products	26,663	(667)	25,996	14,769
Services	6,936	(396)	6,540	3,988

Total cost of revenue	33,599	(1,063)	32,536	18,757

Gross profit	62,233	1,063	63,296	42,117
% total revenue	64.9%	1.1%	66.0%	69.2%

Operating costs and expenses:
Selling, general, and administrative	28,578	(4,431)	24,147	16,521
Research and development	7,979	(1,456)	6,523	4,587

Total operating costs and expenses	36,557	(5,887)	30,670	21,108

Income from operations	25,676	6,950	32,626	21,009
% total revenue	26.8%	7.2%	34.0%	34.5%

Interest and other income, net	3,146	—	3,146	1,430

Income before income taxes	28,822	6,950	35,772	22,439
Provision for income taxes	11,559	2,526	14,085	1,719

Net income	$17,263	$4,424	$21,687	$20,720

Basic net income per common share	$0.47	$0.12	$0.59	$0.59

Diluted net income per common share	$0.45	$0.12	$0.57	$0.55

Shares used in computing basic net income per common share	36,875		36,875	35,154

Shares used in computing diluted net income per common share	38,184		38,184	38,013

INTUITIVE SURGICAL, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP CONDENSED CONSOLIDATED STATEMENTS

OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Nine months ended September 30, 2006			Nine months ended September 30, 2005
	GAAP	123R Impact	Pro Forma	As Reported
Revenue:
Products	$221,312	$—	$221,312	$130,501
Services	38,803	—	38,803	24,743

Total revenue	260,115	—	260,115	155,244

Cost of revenue:
Products	68,454	(1,788)	66,666	39,573
Services	18,770	(1,053)	17,717	10,664

Total cost of revenue	87,224	(2,841)	84,383	50,237

Gross profit	172,891	2,841	175,732	105,007
% total revenue	66.5%	1.1%	67.6%	67.6%

Operating costs and expenses:
Selling, general, and administrative	79,652	(11,722)	67,930	46,659
Research and development	21,330	(3,913)	17,417	13,087

Total operating costs and expenses	100,982	(15,635)	85,347	59,746

Income from operations	71,909	18,476	90,385	45,261
% total revenue	27.6%	7.1%	34.7%	29.2%

Interest and other income, net	8,602	—	8,602	3,107

Income before income taxes	80,511	18,476	98,987	48,368
Provision for income taxes	32,108	6,617	38,725	3,760

Net income	$48,403	$11,859	$60,262	$44,608

Basic net income per common share	$1.32	$0.32	$1.64	$1.28

Diluted net income per common share	$1.27	$0.31	$1.58	$1.19

Shares used in computing basic net income per common share	36,646		36,646	34,820

Shares used in computing diluted net income per common share	38,044		38,044	37,426

INTUITIVE SURGICAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	9/30/06	12/31/05
Cash, cash equivalents, and investments	$292,297	$202,739
Accounts receivable, net	71,679	52,849
Inventory, net	22,330	15,170
Property and equipment, net	58,739	52,225
Goodwill	122,453	124,638
Deferred tax assets	30,455	40,758
Other assets	16,040	13,208

Total assets	$613,993	$501,587

Accounts payable and other accrued liabilities	$36,230	$33,485
Deferred revenue	34,117	25,511

Total liabilities	70,347	58,996
Stockholders’ equity	543,646	442,591

Total liabilities and stockholders’ equity	$613,993	$501,587

INTUITIVE SURGICAL, INC.

UNAUDITED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA) RECONCILIATION

(IN THOUSANDS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Net income	$17,263	$20,720	$48,403	$44,608
Interest and other income, net	(3,146)	(1,430)	(8,602)	(3,107)
Provision for income taxes	11,559	1,719	32,108	3,760
Depreciation and amortization	2,586	1,639	6,949	4,936
SFAS 123R stock compensation expense	6,950	—	18,476	—

EBITDA	$35,212	$22,648	$97,334	$50,197